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Exhibit 23.0

Consent of Independent Accountants

        We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Nos. 333-46361 and 333-71768) of IHOP Corp of our report dated February 13, 2004, except for the loan amendment discussed in Note 6 for which the date is March 8, 2004, relating to the consolidated financial statements, which appears in this Form 10-K.

PricewaterhouseCoopers LLP

Los Angeles, California
March 10, 2004

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Consent of Independent Accountants